UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 13, 2006

Davi Skin, Inc.
(Exact name of registrant as specified in its charter)

Nevada	001-14297	86-0907471
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4223 Glencoe Avenue, Suite B130 Marina Del Rey, California	90292
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (310) 205-9907

301 North Canon Drive, Suite 207, Beverly Hills, California  90210
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐             Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

☐             Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐             Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐             Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 — Registrant’s Business and Operations

Item 1.01               Entry into a Material Definitive Agreement.

On May 18, 2006, Davi Skin, Inc. (the “Company”) entered into a 3-year lease agreement by and between the Company, as tenant, and Marina Glencoe, LLC, a California limited liability company, as landlord, to lease approximately 1,980 square feet of office space located at 4223 Glencoe Ave, Suite B130 Marina Del Rey, CA 90292.  The lease provides that the Company shall pay monthly rent payments of $ 4,469.25 for the first 12 months, $ 4,593.99 for months 13 - 24 and $4,722.47 for months 24 - 36.

Item 1.02               Termination of a Material Definitive Agreement.

On May 18, 2006, the Company terminated a lease agreement by and between the Company, as tenant, and Douglas Emmett Joint Venture, a California general partnership, as landlord, with respect to leasing of 7,610 square feet of office space located at 301 North Canon, Suite 207 Beverly Hills, CA 90292.  The Company terminated the lease to reduce its lease expenses; the terminated lease provided for monthly base rent payments of $10,844.25.  In exchange for the Company leaving furniture and fixtures it owned at the terminated office space for future tenants, the Landlord agreed to terminate the lease and to return to the Company its security deposit of $33,000.  The Company expensed the not-yet-depreciated value of the furniture and fixtures, in the amount of $38,075, during June, 2006.

SECTION 5 — Corporate Governance and Management

Item 5.02               Election of Directors.

On August 2, 2006, the Board of Directors of the Company met for a regular meeting.  During that meeting, the Board of Directors voted to expand its number from two (2) members to three (3) members.  The Board then elected Joseph Spellman, the Company’s President and CEO, to fill the newly-created seat on the Board of Directors until the next annual meeting of the shareholders of the Company.

There were no arrangements or understandings pursuant to which Mr. Spellman was selected as a director.  In the last two years, there have been no transactions or proposed transactions between the Company and Mr. Spellman in which Mr. Spellman had a direct or indirect material interest other than an employment agreement relating to Mr. Spellman’s hiring by the Company as the Company’s President and CEO.

SECTION 8 — Other Events

Item 8.01               Other Events.

(a)           On May 4, 2006, we received a letter from Mr. Jeremy T. Glantz, then-legal counsel representing Artist House Holdings, Inc. (“Artist House”) in which Artist House purportedly terminated that certain Stock Purchase Agreement, dated as of March 27, 2006, to which we and Artist House are parties (the “SPA”) and demanded unconditional return of $1.7 million, representing Artist House’s purchase price under the SPA for 566,667 shares of our common stock plus warrants exerciseable into 283,333 shares of our common stock.  In this demand letter, Artist House alleged that we have failed to timely perform certain conditions and obligations under the SPA, including (a) appointing certain individuals affiliated with Artist House to our board of directors, (b) obtaining directors and officers liability insurance, (c) modifying rights related to stock options issued to our CEO, Joe Spellman, (d) appointing Artist House as our licensing agent in Japan, and (e) requiring board approval for any salary increases to our officers.  On July 6, 2006, counsel for the Company received written notice from Mr. David G. LeGrand, newly-engaged counsel representing Artist House, demanding rescission of the SPA, based on the following claims and allegations:

(a) breach of warranty that officers’ salaries had not been increased since January 1, 2006, or breach of covenant not to increase officers’ salaries following the date of the SPA; (b) breach of covenant to expand the Board of Directors of the Company to include the Artist House Candidates (as defined below); (c) breach of covenant to designate Artist House as the Company’s licensing agent in Japan; (d) breach of covenant to modify the stock option agreement of the Company’s chief executive officer, Joseph Spellman; (e) breach of covenant to discontinue and terminate the Company’ credit card; (f) breach of covenant to hold $1,700,000 in investment proceeds of Artist House in a separate account; (g) breach of covenant to obtain directors and officers liability insurance; (h) breach of covenant by shareholders Carlo Mondavi and Josh LeVine to execute and deliver a shareholders agreement; (i) breach of covenant by Timothy Mondavi to join the Board of Directors of the Company; (j) use by the Company of an unlicensed broker to raise investment proceeds that were the subject of the SPA; and (k) breach of agreement regarding deferral of officers’ salaries.  On August 2, 2006, a lawsuit entitled Artist House Holdings, Inc. vs Davi Skin, Inc. et. al., United States District Court, District of Nevada, Case No. 2:06-CV-893-RLH-LRL, was filed in federal district court in Nevada in connection with this matter.  Although notified of the filing, the Company has yet to be served.  The Company intends to defend itself vigorously.

(b)           An action entitled Tohid Naeem vs. Carlo Mondavi, Timothy Mondavi, Davi Skin, Inc. et. al., Los Angeles Superior Court Case No. BC355913 was filed on July 25, 2006, and to our knowledge has not yet been served on the Company or the individual defendants.  Our counsel learned of this filing from published reports of case filings and has reviewed the complaint.  The complaint alleges that sometime before the formation of Davi Skin, Inc., Carlo Mondavi and his father Timothy Mondavi orally agreed with plaintiff to form a joint venture and that, in consideration for plaintiff’s providing certain undefined services to the joint venture, plaintiff would own 48% of a company to be formed by the joint venture, which was ultimately Davi Skin, Inc.  Plaintiff pleads damages of not less than One Million Dollars ($1,000,000) and, in a claim for “account stated”, further contends that he is owed $125,000 as the balance due for efforts undertaken prior to the incorporation of Davi Skin, Inc.  Since there are no written documents or agreements that have been submitted to support the contract claims asserted, we cannot fully evaluate the claims without further formal discovery.  We do not believe, however, that the claims are meritorious and dispute the underlying facts alleged.

(c)           On June 14, 2006, the Company received written notice from Cane Clark, LLP, the Company’s former corporate counsel, informing the Company that Cane

Clark, LLP would no longer act as legal counsel for the Company.  There are no known disagreements between and no outstanding financial obligations between the Company and Cane Clark, LLP.

(d)           As of April 19, 2006, the Company has retained Buchalter Nemer, a Professional Corporation, as its legal counsel.

Forward Looking Statements

Certain matters discussed in this report on Form 8-K may constitute forward looking statements under Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  Words such as “will” or other similar expressions identify forward looking statements.  These statements are based on current expectations.  The Company does not undertake any obligation to update any forward looking statement to reflect events after the date of this report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Davi Skin, Inc.

/s/ Joseph Spellman
Joseph Spellman
Chief Executive Officer & Director

Date: August 8, 2006